Exhibit 10.8
CHENIERE ENERGY, INC.
2015 EMPLOYEE INDUCEMENT INCENTIVE PLAN
RESTRICTED STOCK GRANT

1.    Grant of Restricted Shares.   Cheniere Energy, Inc., a Delaware corporation (the “Company”), hereby grants to _________ (“Participant”) all rights, title and interest in the record and beneficial ownership of ___________ (__) shares (the “Restricted Shares”) of common stock, $0.003 par value per share, of the Company (“Common Stock”), under the Company’s 2015 Employee Inducement Incentive Plan (as amended or restated from time to time, the “Plan”), subject to the conditions described in this grant of Restricted Stock (the “Grant”) and the Plan. The Restricted Shares are granted, effective as of the ___ day of ___, 201_ (the “Grant Date”). Unless otherwise defined in this Grant, capitalized terms used herein shall have the meanings assigned to them in the Plan. The grant of Restricted Shares under the Plan and this Grant is intended to qualify as an inducement grant to a new employee under NYSE MKT Company Guide Section 711(a).

2.    Effect of the Plan. The Restricted Shares granted to Participant are subject to all of the provisions of the Plan and this Grant, together with all of the rules and determinations from time to time issued by the Committees and by the Board pursuant to the Plan; provided, however, that in the event of a conflict between any provision of the Plan and this Grant document, the provisions of this Grant document shall control but only to the extent such conflict is permitted under the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Grant shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

3.    Issuance and Transferability. The Restricted Shares may be evidenced in such manner as the Company shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Restricted Shares, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares and shall be held by the Company or by an escrow agent designated by the Company until the forfeiture restrictions described in Paragraph 4 of this Grant expire and all required withholding obligations as described in Paragraph 14 of this Grant and the provisions of the Plan have been satisfied. The Restricted Shares are not transferable except by will or the laws of descent and distribution or as otherwise permitted under Section 14(f) of the Plan. No right or benefit hereunder shall in any manner be subject to any debts, contracts, liabilities, or torts of Participant or otherwise made subject to execution, attachment or similar process except as provided in Section 14(f) of the Plan.
4.    Risk of Forfeiture. Except as otherwise provided herein, Participant shall, without further action of any kind by the Company or Participant, immediately forfeit all rights to any non-vested portion of the Restricted Shares in the event of termination, resignation or removal from employment with the Company. Restricted Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Participant, and the Company shall have the full and absolute right to cancel any evidence of Participant’s ownership of such forfeited Restricted Shares and to take any other action necessary to demonstrate the Participant no longer owns such forfeited Restricted Shares. Following any such forfeiture, Participant shall have no further rights with respect to the forfeited Restricted Shares. Participant, by his or her acceptance of this Grant, irrevocably grants to the Company a power of attorney to transfer Restricted Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

5.    Vesting. The Restricted Shares shall vest and (subject to the Company's cash payment election rights set forth in Paragraph 6 hereof) the forfeiture restrictions shall lapse during Participant’s Continuous Service in four equal annual installments (at the rate of 25 percent per year) as follows: (i) 25 percent of the Restricted Shares will vest on the date that is one year from the first day of the month containing the Grant Date (the “Initial Vesting Date”), (ii) an additional 25 percent of the Restricted Shares will vest on the first anniversary of the Initial Vesting Date, (iii) an additional 25 percent of the Restricted Shares will vest on the second anniversary of the Initial Vesting Date and (iv) the remaining portion of the Restricted Shares will vest on the third anniversary of the Initial Vesting Date. Notwithstanding the foregoing, (a) one half of each tranche of the Restricted Shares not then vested shall vest in full immediately upon the occurrence, during Participant’s Continuous Service, of a Change of Control and the remaining portion shall continue to vest pursuant to the schedule set forth in the immediately preceding sentence, provided that such remaining portion of the Restricted Shares not then vested shall vest in full immediately upon termination of Participant’s Continuous Service by the Company without Cause or a termination by Participant because of a “Constructive Termination,” provided, in each case, termination occurs within one year after the Change of Control and (b) any Restricted Shares not then vested shall vest in full immediately upon the death or Disability of Participant while performing Continuous Service. For purposes of this Grant, “Constructive Termination” shall mean that the Company has either (a) reduced Participant’s base salary or (b) relocated Participant to a new workplace that is more than 50 miles from such Participant’s regular workplace without consent from the Participant (such reduction or relocation, a “Termination Event”), Participant provides the Company written notice of termination within 30 days of the Termination Event which identifies and describes the applicable Termination Event (“Written Notice”), the Company does not cure the Termination Event within 30 days of receipt of Written Notice (the “Cure Period”) and Participant terminates Continuous Service within 30 days after expiration of the Cure Period. Except as otherwise provided in the foregoing, if Participant’s Continuous Service is terminated for any reason, any Restricted Shares not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company.

6.    Ownership Rights; Cash Payment Election Rights. Subject to the restrictions set forth in this Grant and the Plan, Participant is entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on the Restricted Shares. Notwithstanding the foregoing, (a) any cash dividends with respect to unvested Restricted Shares shall be payable upon and subject to the vesting of the underlying Restricted Shares (and Participant shall forfeit and not be paid any such dividends in respect of Restricted Shares which are forfeited back to the Company); (b) the Committee may direct that from the time of payment of any dividend to the Company's shareholders generally until payment that dividends be (i) held in cash, with or without interest accrual, or (ii) converted into restricted stock units; (c) the dividends may be paid in the form of cash or shares of Common Stock as determined by the Committee; and (d) the dividends are intended to be exempt from Section 409A of the Internal Revenue Code and this Grant shall be interpreted accordingly. Notwithstanding anything in this Agreement to the contrary, at the time any vesting of Restricted Shares occurs pursuant to this Grant, the Company, in its sole discretion, may cancel such Restricted Shares on the applicable vesting date and pay to Participant, in consideration of such cancelation, an amount per cancelled share equal to the Fair Market Value (less applicable withholding) of such share on the applicable vesting date (such payment to be made as soon practicable following the vesting date).

7.    Limitation on Rights. The Plan has been established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Grant. Participant’s participation in the Plan does not create a right to futher employment with the Company or any of its subsidiaries and does not interfer with the ability of the Company or Participant’s employer to terminate Participant’s employment relationship at any time with or without cause. Participant’s participation in the Plan is voluntary. The future value of the Restricted Shares is unknown and cannot be predicted with certainty. No claim or entitlement to compensation or damages arises from forfeiture or termination of the Restricted Shares or diminution in value of the Restricted Shares and Participant irrevocably releases the Company and Participant’s employer from any such claim that may arise. Except as otherwise provide in Paragraph 5 hereof, in the event of Participant’s termination of employment with the Company or Participant’s employer, Participant’s right to the Restricted Shares under the Plan will terminate effective as of of (i) the date that Participant is no longer employed or (ii) if earlier, the date the Participant gives or receives notice for termination of employment.

8.    No Right to Future Grants. This Grant is voluntary and occasional and does not create any contractual or other right to receive future Restricted Shares or other Awards (as defined under the Plan) or benefits in lieu of this Grant even if Restricted Shares or other Awards have been granted repeatedly in the past. All decisions with respect to future grants of Restricted Shares or other Awards, if any, will be at the sole discretion of the Company. The Restricted Shares granted under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company and are outside the scope of Participant’s employment contract, if any.

9.    Extraordinary Item of Compensation. This Grant is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments. Moreover, insofar as Participant is an employee of the Company or any Affiliate, Participant’s participation in the Plan and the rights hereunder are not part of Participant’s employment or contract of employment with the Company or any Affiliate. In the event the Participant is not an employee of the Company, this Grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, this Grant will not be interpreted to form an employment contract with Participant’s employer or any subsidiary or affiliate of the Company.

10.    Reorganization of the Company. Subject to Section 13 of the Plan, the existence of this Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11    Recapitalization Events. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company as contemplated by the Plan (“Recapitalization Events”), adjustments shall be made with respect to the Restricted Shares to the extent provided for in the Plan and then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

12.    Certain Restrictions. By accepting this Grant, Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with applicable securities law and other applicable laws, rules or regulations, or with this document or the terms of the Plan.

13.    Amendment and Termination; Waiver. This Grant, together with the Plan, constitutes the entire agreement by the Participant and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the Participant and the Company with respect to the subject matter hereof, whether written or oral. Except as provided otherwise in Paragraph 2, no amendment or termination of this Grant shall be made by the Company at any time without the written consent of Participant. Any provision for the benefit of the Company contained in this Grant may be waived in writing, either generally or in any particular instance, by the Company. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

14.     Tax Reporting and Tax Payment Liability. Regardless of any action the Company or Participant’s employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and the Company and/or Participant’s employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant or vesting of the Restricted Shares and the subsequent sale of shares of Common Stock and (b) do not commit to structure the terms of the Grant or any aspect of the Restricted Shares to reduce or eliminate Participant’s liability for Tax-Related Items.

Prior to the each of the grant and vesting of the Restricted Shares, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company and/or Participant’s employer to satisfy all withholding and payment on account obligations of the Company and/or Participant’s employer. In this regard, Participant authorizes the Company and/or Participant’s employer to withhold all applicable Tax-Related Items legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company and/or Participant’s employer or from proceeds of the sale of shares of Common Stock. Participant shall pay to the Company or Participant’s employer any amount of Tax-Related Items that the Company or the Participant’s employer may be required to withhold as a result of Participant’s participation in the Plan.

If the Company so requires as a condition of the Grant of the Restricted Shares, Participant shall (i) enter into a joint election with his or her employer section 431 of the Income Tax (Earnings and Pensions) Act 2003 in respect of the Restricted Shares within 14 days after the Grant Date and (ii) appoint the Company as his or her attorney to make any joint election and related arrangements under this Paragraph 14. Upon the making of such election, the Company and/or Participant’s employer shall have the right to take any action as may be necessary to comply with related reporting obligations and withholding obligations in respect of income tax and National Insurance Contributions which may arise from the making of such election.

If the Participant is also subject to US taxes, Participant agrees that (a) if he or she makes a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with regard to the Restricted Shares, Participant will so notify the Company in writing at the time Participant makes such election and provide a copy thereof to the Company, so as to enable the Company to timely comply with any applicable governmental reporting requirements and (b) the Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations, provided, however, that except as otherwise agreed in writing by the Participant and the Company, if Participant is an Executive Officer or an individual subject to Rule 16b-3 such tax withholding obligations will be effectuated by the Company withholding a number of shares of Common Stock from the Grant having a Fair Market Value equal to the amount of such tax withholding obligations (at the minimum tax rate required by the Code). The Company’s obligation to deliver Restricted Shares to Participant upon the vesting of such shares is subject to the satisfaction of any and all applicable federal, state and local income and employment tax withholding requirements.

15.    Assumption of Employer NIC Liability. By accepting this Grant, to the extent allowable by applicable law, if the Company so requires, Participant consents to and agrees to satisfy any liability the Company and/or any subsidiary realizes with respect to Secondary Class 1 National Insurance Contribution payments required to be paid by the Company and/or any subsidiary in connection with the vesting of the Restricted Shares or subsequent sale of the underlying Common Stock. Participant authorizes the Company or any subsidiary to withhold any such Secondary Class 1 National Insurance Contributions from the payroll or the sale of a sufficient number of shares of Common Stock upon vesting of the Restricted Shares. In the alternative, Participant agrees to make payment on demand for such contributions by cash or check to the Company or any subsidiary that will remit such contributions to HM Revenue & Customs. If additional consents and/or any elections are required to accomplish the foregoing, Participant agrees to provide them promptly upon request. If the foregoing is not allowed under applicable law, the Company may rescind the grant of Restricted Shares.

16.     Authorization of Withholding, Deduction of Payment Within 30 Days. Participant agrees and authorizes that any withholding, deduction or payment indicated in Paragraph 14 or 15 above must occur within 30 days of the grant or vesting of the Restricted Shares, as applicable. Participant acknowledges that failure to withhold, deduct or pay income tax within the 30-day period may result in an additional income tax charge arising.

17.    Data Privacy Consent. Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, Participant’s employer and the Company and any of its subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and Participant’s employer hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Shares or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Vice President of Human Resources and Administration. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares of Common Stock acquired upon vesting of the Restricted Shares. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Vice President of Human Resources and Administration. Participant understands, however, that refusing or withdrawing of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant may contact the Company’s Vice President of Human Resources and Administration.

18.    Severability. In the event that any provision of this Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Grant, and the Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural and vice versa. The captions and headings used in the Grant are inserted for convenience and shall not be deemed a part of the Grant granted hereunder for construction or interpretation.

19.    Crediting Par Value. In connection with the issuance of the Restricted Shares pursuant to this Grant and as a result of the expectations of the Company and Participant of Participant’s performance of future services for the Company or an Affiliate, the Company will transfer from surplus to stated capital the aggregate par value of the Restricted Shares.

20.    Governing Law. The Grant shall be construed in accordance with the laws of the State of Delaware to the extent that federal law does not supersede and preempt Delaware law.

21.    Counterparts. This Grant may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signature thereto and hereto were upon the same instrument.

[Remainder of Page Blank - Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed the Grant as of the date first above written.

CHENIERE ENERGY, INC.

By:

Ann Raden
Vice President, Human Resources & Administration

I hereby accept the Grant subject to all of the terms and provisions hereof. I acknowledge and agree that the Grant shall vest and become payable, if at all, only during the period of my continued service with the Company or as otherwise provided in the Grant (not through the act of issuing the Grant).

By:

Participant

[Signature Page to 2015 Employee Inducement Incentive Plan Restricted Stock Grant]

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